EXHIBIT 99.1
Grant Park Fund Weekly Commentary
For the Week Ended February 4, 2011

                    Current Month                                 Performance* (Subject to verification)                                           Risk Metrics* (Mar 2006 – Feb 2011)
Class	Week ROR	MTD Feb 2011	YTD	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	1.9%	1.1%	0.5%	13.4%	0.6%	7.0%	6.1%	7.0%	12.6%	-16.5%	0.6	1.0
B**	1.9%	1.0%	0.5%	12.7%	-0.2%	6.2%	N/A	6.2%	12.6%	-17.1%	0.5	0.8
Legacy 1***	1.9%	1.0%	0.7%	14.8%	N/A	N/A	N/A	1.6%	10.8%	-10.9%	0.2	0.2
Legacy 2***	1.9%	1.0%	0.6%	14.5%	N/A	N/A	N/A	1.4%	10.8%	-11.1%	0.2	0.2
Global 1***	1.5%	0.9%	0.1%	10.9%	N/A	N/A	N/A	-0.8%	10.3%	-13.3%	0.0	-0.1
Global 2***	1.5%	0.9%	0.1%	10.6%	N/A	N/A	N/A	-1.1%	10.2%	-13.5%	-0.1	-0.1
Global 3***	1.4%	0.8%	-0.1%	8.7%	N/A	N/A	N/A	-2.9%	10.2%	-14.6%	-0.2	-0.4

S&P 500 Total Return Index****	2.7%	2.0%	4.4%	20.8%	1.7%	2.6%	2.5%	2.6%	17.8%	-51.0%	0.2	0.2
Barclays Capital U.S. Long Gov Index****	-2.9%	-2.3%	-4.4%	1.7%	3.1%	4.8%	6.0%	4.8%	11.4%	-13.3%	0.5	0.7

*	Performance metrics are calculated using January 2011 month-to-date performance estimates.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)
	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
Commodities	20%	Long	Corn Sugar	3.2% 2.6%	Long Long	15%	Long	Corn Sugar	2.7% 2.3%	Long Long
Currencies	29%	Short $	Australian Dollars Japanese Yen	2.6% 2.1%	Long Long	34%	Short $	Australian Dollars Japanese Yen	3.6% 3.4%	Long Long
Energy	15%	Long	Gas Oil Heating Oil	2.4% 2.1%	Long Long	15%	Long	Gas Oil Crude Oil	2.4% 2.1%	Long Long
Equities	12%	Long	Dax Index Hang Seng	1.7% 1.6%	Long Long	14%	Long	Eurostoxx Index Dax Index	1.8% 1.8%	Long Long
Fixed Income	12%	Short	U.S. 5-Year Treasury Notes Eurodollars	1.4% 1.3%	Short Long	13%	Short	U.S. 5-Year Treasury Notes U.S. 10-Year Treasury Notes	2.7% 1.6%	Short Short
Metals	12%	Long	Copper Nickel	2.1% 1.9%	Long Long	9%	Long	Copper Nickel	1.7% 1.4%	Long Long

Market Commentary (Largest price movements within each sector)
Sector/Market
Commodities
Forecasts for tight supplies following poor weather conditions in the U.S. and Australia supported the corn and wheat markets and moved prices higher.  Sugar prices declined due to liquidations by investors who overestimated the damage caused by Cyclone Yasi to the Australian sugar crop.

Currencies
The British pound strengthened on speculation the Bank of England may soon raise interest rates in response to rising inflation.  Data released last week showed a decline in U.S. unemployment and put pressure on the Swiss franc as investors shifted their focus away from safe-haven assets.  The Australian dollar moved sharply higher due to increased investor risk appetite and optimistic comments by the Reserve Bank of Australia.

Energy
Crude oil prices declined due to intraweek strength in the U.S. dollar and elevated U.S. inventories.  After a week of range-bound choppy trading, the natural gas markets finished slightly lower due to reports of increased production U.S. natural gas for January.

Equities
Global equity markets generally rose last week on a more upbeat outlook for the global economy.  In Asia, strong earnings reports and the announcement of a merger between two large steel producing firms led to strong gains in the Japanese Nikkei 225 index.  North American and European equity markets also moved higher, propelled by easing concerns regarding the upheaval in Egypt and stronger-than-expected unemployment data in the U.S.

Fixed Income
U.S. Treasury markets declined as investors liquidated safer debt positions for riskier assets.  In Europe, Bund prices declined due to speculation that recent talks between European leaders could result in new initiatives that could lead to a surge in demand for European sovereign debt.

Metals
Gold prices rallied because of increased buying by large commodity funds.  Adding to gold’s price increase was weakness in the U.S. dollar.  Copper prices moved nearly 5% higher supported by optimistic U.S. manufacturing data.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.